Exhibit 10.1

Execution Copy

SEVENTH AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “Amendment”), dated effective as of May 4, 2009 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the various financial institutions parties hereto, as lenders (collectively, the “Lenders”), TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”). Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders, the Agent and the Issuers have heretofore executed that certain Third Amended and Restated Credit Agreement, dated as of May 26, 2006, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of June 9, 2006, as further amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 27, 2006, as further amended by that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of June 7, 2007, as further amended by that certain Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement dated as of November 6, 2007, as further amended by that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of July 24 2008, and as further amended by that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of December 18, 2008 (as so amended, and as from time to time amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto hereby further intend to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

(i) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

“Impacted Lender” means any Lender that (a) has not made available to the Agent such Lender’s ratable portion of a requested borrowing or has not reimbursed an Issuer for such Lender’s ratable portion of the amount of a payment made by such Issuer under a Letter of Credit, in each case after the date due therefor in accordance with the terms of the Credit Agreement, or has otherwise defaulted in its obligation to so fund or reimburse in accordance with the terms of the Credit Agreement; (b) has notified the Borrower or the Agent that it does not intend to comply with its obligation to fund Loans or make reimbursements in respect of outstanding Letters of Credit under the Credit Agreement (and has not revoked such notice); or (c) is, or is a Subsidiary of a Person that is, the subject of a bankruptcy, insolvency or similar proceeding.

“Reference Eurodollar Rate” means, as of any day, a rate of interest per annum equal to the Eurodollar Rate (for a one-month Interest Period) on such day or, if such day is not a Business Day, the immediately preceding Business Day.

(ii) The definition of “Alternate Base Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Alternate Base Rate” means, for any day, the per annum rate equal to the Base Rate Margin plus the highest of the determinable of (i) the Prime Rate, (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum, and (iii) the Reference Eurodollar Rate plus one percent (1%) per annum. If the Prime Rate or the Federal Funds Rate changes after the date hereof, the Alternate Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective time of each such change. The Alternate Base Rate shall in no event, however, exceed the Highest Lawful Rate. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined using the Prime Rate until the circumstances giving rise to such inability no longer exist.

(iii) Clause (c) of the definition of “Base Rate Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) with respect to Revolving Loans, the applicable rate per annum equal to:

(i) three-quarters of one percent (0.750%) per annum when the Facility Usage on such day is less than twenty-five percent (25%) of the Borrowing Base on such day,

(ii) one percent (1.000%) per annum when the Facility Usage on such day is greater than or equal to twenty-five percent (25%) but less than fifty percent (50%) of the Borrowing Base on such day,

(iii) one and one-quarter percent (1.250%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

(iv) one and one-half percent (1.500%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

(v) one and three-quarters percent (1.750%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.”

(iv) The definition of “Commitment Fee Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Commitment Fee Rate” means, on each day, a rate per annum equal to one-half of one percent (0.500%).

(v) Clause (c) of the definition of “Eurodollar Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) with respect to Revolving Loans, the applicable rate per annum equal to:

(i) two percent (2.000%) per annum when the Facility Usage on such day is less than twenty-five percent (25%) of the Borrowing Base on such day,

(ii) two and one-quarter percent (2.250%) per annum when the Facility Usage on such day is greater than or equal to twenty-five percent (25%) but less than fifty percent (50%) of the Borrowing Base on such day,

(iii) two and one-half percent (2.500%) per annum when the Facility Usage on such day is greater than or equal to fifty percent (50%) of the Borrowing Base on such day, but less than seventy-five percent (75%) of the Borrowing Base on such day,

(iv) two and three-quarters percent (2.750%) per annum when the Facility Usage on such day is greater than or equal to seventy-five percent (75%) of the Borrowing Base on such day, but less than ninety percent (90%) of the Borrowing Base on such day, and

(v) three percent (3.000%) per annum when the Facility Usage on such day is greater than or equal to ninety percent (90%) of the Borrowing Base on such day.”

(b) Section 2.4 of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following: “Borrower shall use all Loans to refinance the Tranche B Term Loans, finance capital expenditures, and provide working capital for its operations and for other general business purposes, including the acquisition of oil and gas properties and related assets.”

(c) Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by inserting the following new clause (j) at the end of such Section following clause (i) thereof:

“(j) Notwithstanding anything herein to the contrary, no Issuer shall be obligated to issue, renew or extend a Letter of Credit if any Lender is at such time an Impacted Lender hereunder, unless such Issuer has entered into arrangements reasonably satisfactory to such Issuer with the Borrower or such Impacted Lender to eliminate such Issuer’s risk with respect to such Impacted Lender. If any Letter of Credit Outstandings exist at the time a Lender is an Impacted Lender, the Borrower shall within one Business Day following notice by the Agent cash collateralize such Impacted Lender’s portion of such Letter of Credit Outstandings in a manner reasonably satisfactory to such Issuer for so long as such Lender is an Impacted Lender and such Letter of Credit Outstandings exist.”

(d) Section 3.4. Section 3.4 of the Credit Agreement is hereby amended by changing the words “Adjusted Eurodollar Rate” to “Eurodollar Rate”.

(e) Section 7.5(c). Section 7.5(c) of the Credit Agreement is hereby amended by changing the words “the Borrower shall notify the Agent in writing” to “the Borrower shall notify the Agent in writing (including notice by email)”.

(f) Section 7.12. Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.12. Leverage Ratio. The Borrower will not permit its Leverage Ratio (a) as of the last day of any Fiscal Quarter prior to and including the Fiscal Quarter ending June 30, 2009, to be greater than 3.00 to 1.00, (b) as of the last day of the Fiscal Quarter ending September 30, 2009, to be greater than 3.75 to 1.00, (c) as of the last day of the Fiscal Quarter ending December 31, 2009, to be greater than 3.50 to 1.00, (d) as of the last day of the Fiscal Quarter ending March 31, 2010, to be greater than 3.25 to 1.00 and (e) as of the last day each Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending June 30, 2010) to be greater than 3.00 to 1.00; provided that the calculation of the Borrower’s Leverage Ratio for purposes of this Section 7.12 shall exclude any unrealized gains or losses or non-cash assets or liabilities in respect of Hedging Contracts described in, and calculated pursuant to, Statement of Financial Accounting Standards 133 and 143, each as amended (provided that, for the avoidance of doubt, the calculation of Leverage Ratio shall include any gains, losses, assets or liabilities in respect of the termination of any Hedging Contracts).”

(g) The fifth sentence of Section 10.1(a) of the Credit Agreement is hereby amended by deleting the phrase “or (8) amend Section 10.12” and inserting in lieu thereof the following:

“, (8) amend this sentence, (9) amend Section 9.6 or (10) amend Section 10.12.”

2. Redetermination of Borrowing Base; Revolving Availability. The Borrower and the Revolving Loan Lenders hereby agree that effective as of May 4, 2009, (a) the Borrowing Base shall be equal to $405,500,000 and (b) the Revolving Availability shall be equal to $405,500,000, in each case until such time as the Borrowing Base and/or Revolving Availability are redetermined or otherwise adjusted pursuant to the terms of the Credit Agreement.

3. Representations and Warranties. The Borrower and each Restricted Person (if any) hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Borrower and such Restricted Person (if any) contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b) the execution, delivery and performance by the Borrower and such Restricted Person (if any) of this Amendment are within their corporate or limited liability powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Restricted Person (if any) or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents;

(c) the execution, delivery and performance by the Borrower and such Restricted Person of this Amendment has been duly authorized by all necessary action required on their part and this Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms; and

(d) no Default or Event of Default has occurred and is continuing.

4. Effectiveness. This Amendment shall be deemed effective as of the Effective Date when (a) the Agent shall have received counterparts hereof duly executed by the Borrower, the Agent and the Required Lenders, (b) the Agent shall have received for the account of each

Lender that has delivered its executed counterpart this Amendment to the Agent (or otherwise provided to the Agent written evidence of its approval of the amendments effectuated pursuant to Section 1 of this Amendment) on or prior to the Effective Date, an amendment fee for each such Lender in an amount equal to twenty-five (25) basis points on such Lender’s Aggregate Percentage Share of the Borrowing Base and (c) the Borrower shall have repaid in full all outstanding Tranche B Term Loans.

5. Ratification; Loan Document. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, is hereby ratified, approved and confirmed in each and every respect. The Borrower and each other Restricted Person (if any) hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party. All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This Amendment is a Loan Document.

6. Costs And Expenses. As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse Agent for all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Agent in connection with this Amendment.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

9. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

10. Successors and Assigns. This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER: W&T OFFSHORE, INC.

By:	/s/ John D. Gibbons
Name: Title:	John D. Gibbons Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC, as Agent and Lender

By:	/s/ Ian Murray
Name: Title:	Ian Murray Authorized Signatory

THE TORONTO-DOMINION BANK, as Issuer

By:	/s/ Deborah Gravinese
Name: Title:	Deborah Gravinese Vice President

FORTIS CAPITAL CORP. as Issuer and Lender

By:	/s/ David Montgomery
Name: Title:	David Montgomery Director

By:	/s/ Darrell Holley
Name: Title:	Darrell Holley Managing Director

BMO CAPITAL MARKETS FINANCING, INC., as Lender

By:	/s/ James V. Ducote
Name: Title:	James V. Ducote Director

BANK OF SCOTLAND, as Lender

By:
Name: Title:

NATIXIS, as Lender

By:	/s/ Donovan C. Broussard
Name: Title:	Donovan C. Broussard Managing Director

By:	/s/ Liana Tchernysheva
Name: Title:	Liana Tchernysheva Director

GE BUSINESS FINANCIAL SERVICES, INC. f/k/a MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC., as Lender

By:
Name: Title:

ROYAL BANK OF CANADA, as Lender

By:
Name: Title:

SOCIÉTÉ GÉNÉRALE, as Lender

By:
Name: Title:

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ W. Bryan Chapman
Name: Title:	W. Bryan Chapman Senior Vice President

BNP PARIBAS, as Lender

By:	/s/ Betsy Jocher
Name: Title:	Betsy Jocher Director

By:	/s/ Juan Carlos Sandoval
Name: Title:	Juan Carlos Sandoval Vice President

GUARANTY BANK, FSB, as Lender

By:	/s/ Christopher S. Parada
Name: Title:	Christopher S. Parada Senior Vice President

SUNTRUST BANK, as Lender

By:
Name: Title:

BANK OF AMERICA, N.A., as Lender

By:	/s/ Jeffrey H. Rathkamp
Name: Title:	Jeffrey H. Rathkamp Managing Director

ING CAPITAL LLC, as Lender

By:	/s/ Charles E. Han
Name: Title:	Charles E. Han Managing Director

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Melissa James
Name: Title:	Melissa James Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ David G. Mills
Name: Title:	David G. Mills Managing Director